UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 29, 2019

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2019, the Company and certain of its subsidiaries entered into a second new amended and restated Forbearance Agreement (the “Second A&R Forbearance Agreement”) with Pinecone Realty Partners II, LLC (“Pinecone”) pursuant to which Pinecone agreed, subject to the terms and conditions set forth in the Second A&R Forbearance Agreement, to forbear for a specified period of time from exercising its default-related rights and remedies (including the acceleration of the outstanding loans and charging interest at the specified default rate) with respect to specified events of default (the “Specified Defaults”) under the Loan Agreement, dated as of February 15, 2018, among the Company and certain of its subsidiaries and Pinecone (the “Loan Agreement”). The forbearance period under the Second A&R Forbearance Agreement commenced on March 29, 2019 and may extend as late as October 1, 2019, unless the forbearance period is earlier terminated as a result of specified termination events, including a default or event of default under the Loan Agreement (other than any Specified Defaults) or any failure by the Company or its subsidiaries to comply with the terms of the Second A&R Forbearance Agreement, including, without limitation, the Company’s obligation to progress with an Asset Sale (as defined below) in accordance with the timeline specified therein. Accordingly, the forbearance period under the Second A&R Forbearance Agreement may terminate at any time and there is no assurance such period will extend through October 1, 2019. The forbearance period under the Company’s prior forbearance agreement with Pinecone expired according to its terms on March 14, 2019.

Pursuant to the Second A&R Forbearance Agreement, the Company and Pinecone agreed to amend certain provisions of the Loan Agreement.  The Second A&R Forbearance Agreement  requires, among other things (i) that the Company pursue and complete an asset sale (the “Asset Sale”) which would result in the repayment in full of all of the Company’s indebtedness to Pinecone and, in connection therewith, the Company pay not less than $0.3 million and not more than $0.55 million in forbearance fees, as well as certain other expenses of Pinecone, or (ii) Pinecone’s other disposition of the Loan Agreement as contemplated by the Second A&R Forbearance Agreement. Additionally the Second A&R Forbearance Agreement accelerates the previously disclosed 3% finance “tail fee”, 1% prepayment penalty, and 1% break up fee so that such fees and penalties become part of the principal as of April 15, 2019.

During the forbearance period under the Second A&R Forbearance Agreement, the interest rate is unchanged from the prior forbearance agreement, such interest rate is described in the Company’s Current Report on Form 8-K filed on January 7, 2019, which description is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 4, 2019	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

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